Exhibit 5.1

Hogan Lovells US LLP 1601 Wewatta Street Suite 900 Denver, CO 80202 T +1 303 899 7300 F +1 303 899 7333 www.hoganlovells.com

May 3, 2018

Board of Directors
Royal Gold, Inc.
1660 Wynkoop Street, Suite 1000
Denver, CO 80202

Ladies and Gentlemen:

We are acting as counsel to Royal Gold, Inc., a Delaware corporation (the “Company”), in connection with its registration statement on Form S-3, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission relating to the proposed public offering of one or more series of the following securities of the Company: (i) debt securities (the “Debt Securities”), (ii) shares of preferred stock, $0.01 par value per share (the “Preferred Shares”), (iii) shares of common stock, $0.01 par value per share (the “Common Shares”), (iv) warrants to purchase Debt Securities (the “Debt Warrants”); (v) warrants to purchase Preferred Shares (the “Preferred Stock Warrants”); (vi) warrants to purchase Common Shares (the “Common Stock Warrants”); (vii) Preferred Shares represented by depositary receipts (the “Depositary Shares”); (viii) purchase contracts to purchase or sell Debt Securities, Preferred Shares, Common Shares, Debt Warrants, Preferred Stock Warrants, Common Stock Warrants or Depositary Shares (the “Purchase Contracts”); and (ix) units consisting of any of the Company’s other Securities (as defined herein) (the “Units”) and, together with the Debt Securities, Preferred Shares, Common Shares, Debt Warrants, Preferred Stock Warrants, Depositary Shares, Common Stock Warrants and Purchase Contracts, the “Securities”), all of which may be sold from time to time and on a delayed or continuous basis, as set forth in the prospectus which forms a part of the Registration Statement, and as to be set forth in one or more supplements to the prospectus.  This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on.  This opinion letter is given, and all statements herein are made, in the context of the foregoing.

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For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of any Securities of the Company to be offered from time to time will have been duly authorized and established by proper action of the Board of Directors of the Company or a duly authorized committee of such board (“Board Action”) consistent with the procedures and terms described in the Registration Statement and in accordance with the Company’s charter and bylaws and applicable Delaware corporate law, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (ii) at the time of offer, issuance and sale of any Securities, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended (the “Act”), and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) any Debt Securities will be issued pursuant to the indenture for Debt Securities, dated as of June 20, 2012, among the Company, Wells Fargo Bank, National Association as trustee, and Computershare Trust Company of Canada, as Canadian trustee, as amended or supplemented from time to time, filed as Exhibit 4.4 to the Registration Statement (the “Indenture”); (iv) the Indenture will be qualified under the Trust Indenture Act of 1939, as amended; (v) any Debt Warrants will be issued under one or more debt warrant agreements, each to be between the Company and a financial institution identified therein as a warrant agent; (vi) any Preferred Stock Warrants will be issued under one or more equity warrant agreements, each to be between the Company and a financial institution identified therein as a warrant agent; (vii) any Common Stock Warrants will be issued under one or more equity warrant agreements, each to be between the Company and a financial institution identified therein as a warrant agent; (viii) prior to any issuance of Preferred Shares or Depositary Shares, appropriate certificates of designation will be accepted for record by the Secretary of State of the State of Delaware; (ix) any Depositary Shares will be issued under one or more deposit agreements by the financial institution identified therein as a depositary, each deposit agreement to be between the Company and the financial institution identified therein as a depositary; (x) any Purchase Contracts will be issued under one or more agreements, each to be between the Company and a financial institution or other party identified therein; (xi) any Units will be issued under one or more unit agreements, each to be between the Company and a financial institution or other party identified therein as unit agent; (xii) if being sold by the issuer thereof, the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement; and (xiii) the Company will remain a Delaware corporation.

To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the Indenture for any Debt Securities, under the warrant agreement for any Debt Warrants, Preferred Stock Warrants or Common Stock Warrants, under the purchase agreement for any Purchase Contracts, under the unit agreement for any Units and under the deposit agreement for any Depositary Shares, namely, the trustees, the warrant agent, the applicable counterparty, the unit agent, or the depositary, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such Indenture, warrant agreement, purchase agreement, unit agreement, or deposit agreement, as applicable; that such Indenture, warrant agreement, purchase agreement, unit agreement, or deposit agreement, as applicable, has been duly authorized, executed and

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delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such Indenture, warrant agreement, purchase agreement, unit agreement, or deposit agreement, as applicable, with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such Indenture, warrant agreement, purchase agreement, unit agreement, or deposit agreement, as applicable.

This opinion letter is based as to matters of law solely on the applicable provisions of the following, as currently in effect:  (i) the Delaware  General Corporation Law, as amended, and (ii) as to the opinions given in paragraphs (a), (d), (e), (f), (g), (h) and (i), the laws of the State of New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level).  We express no opinion herein as to any other statutes, rules, or regulations (and in particular, we express no opinion as to any effect that such other statutes, rules or regulations may have on the opinions expressed herein).

Based upon, subject to and limited by the foregoing, we are of the opinion that:

(a)                                 The Debt Securities (including any Debt Securities duly issued upon the exercise of Debt Warrants, Purchase Contracts or Units), upon authentication by an Indenture trustee and due execution and delivery on behalf of the Company in accordance with the Indenture and any supplemental indenture relating thereto, will constitute valid and binding obligations of the Company.

(b)                                 The Preferred Shares (including any Preferred Shares represented by Depositary Shares or that are duly issued upon the exercise of Preferred Stock Warrants, Purchase Contracts or Units and receipt by the Company of any additional consideration payable upon such exercise), upon due execution and delivery on behalf of the Company of certificates therefor, including global certificates, or the entry of the issuance thereof in the books and records of the Company, as the case may be, will be validly issued, fully paid and nonassessable.

(c)                                  The Common Shares (including any Common Shares duly issued upon the exchange or conversion of Debt Securities or Preferred Shares that are exchangeable for or convertible into Common Shares or upon the exercise of Common Stock Warrants, Purchase Contracts or Units and receipt by the Company of any additional consideration payable upon such conversion, exchange or exercise) and upon due execution and delivery on behalf of the Company of certificates therefor, including global certificates, or the entry of the issuance thereof in the books and records of the Company, as the case may be, will be validly issued, fully paid and nonassessable.

(d)                             The Debt Warrants, upon due execution and delivery of a debt warrant agreement relating thereto on behalf of the Company and the warrant agent named therein and due authentication of the Debt Warrants by such warrant agent, and upon due execution and delivery of the Debt Warrants on behalf of the Company, will constitute valid and binding obligations of the Company.

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(e)                              The Preferred Stock Warrants, upon due execution and delivery of an equity warrant agreement relating thereto on behalf of the Company and the warrant agent named therein and due authentication of the Preferred Stock Warrants by such warrant agent, and upon due execution and delivery of the Preferred Stock Warrants on behalf of the Company, will constitute valid and binding obligations of the Company.

(f)                               The Common Stock Warrants, upon due execution and delivery of an equity warrant agreement relating thereto on behalf of the Company and the warrant agent named therein and due authentication of the Common Stock Warrants by such warrant agent, and upon due execution and delivery of the Common Stock Warrants on behalf of the Company, will constitute valid and binding obligations of the Company.

(g)                              The depositary receipts evidencing the Depositary Shares, upon due countersignature thereof and issuance against a deposit of duly authorized and validly issued Preferred Shares in accordance with the deposit agreement relating thereto, will be validly issued and entitle the holders thereof to the rights specified in such depositary receipts and deposit agreement.

(h)                             The Purchase Contracts, upon due execution and delivery of an agreement relating thereto on behalf of the Company, and upon due execution and delivery of one or more certificates bearing such terms on behalf of the Company, will constitute valid and binding obligations of the Company.

(i)                                 The Units, upon due execution and delivery of a unit agreement relating thereto on behalf of the Company, and upon due execution and delivery of such Units and the underlying securities that are components of such Units in accordance with any applicable unit agreement and the Indenture (in the case of underlying Debt Securities), certificate of designations (in the case of underlying Preferred Stock), deposit agreement (in the case of underlying Depositary Shares), warrant agreement (in the case of underlying Warrants), or purchase contract agreement (in the case of underlying Purchase Contracts), and assuming that the underlying securities that are components of such Units have been duly and properly authorized for issuance and constitute valid and binding obligations enforceable against the issuer thereof in accordance with their terms, such Units will constitute valid and binding obligations of the Company.

The opinions expressed in Paragraphs (a), (d), (e), (f), (g), (h) and (i) above with respect to the valid and binding nature of obligations may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and by the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the Securities are considered in a proceeding in equity or at law).

This opinion letter has been prepared for use in connection with the Registration Statement.  We assume no obligation to advise of any changes in the foregoing subsequent to the effective date of the Registration Statement.

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We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement.  In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Hogan Lovells US LLP

HOGAN LOVELLS US LLP